EXHIBIT 1.1

                                SunAmerica Inc.
                   8.5% Premium Equity Redemption Cumulative
                         Security Units - PERCS Units
                      (Stated Amount $37.50 Per Security)


                            UNDERWRITING AGREEMENT


                                                              October 31, 1996

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Goldman, Sachs & Co.
Smith Barney Inc.
   As Representatives
   (the "Representatives") of
   the several Underwriters

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

              SunAmerica Inc., a Maryland corporation (the "Company") confirms its agreement to sell, subject to the terms and conditions stated herein, to the several Underwriters named in Schedule I hereto (the "Underwriters"), and the Underwriters, subject to the terms and conditions stated herein, have agreed to purchase from the Company, 10,000,000 8.5% Premium Equity Redemption Cumulative Security Units - PERCS Units (the "Firm Securities") of the Company. Each Security will consist of (a) a stock purchase contract ("Purchase Contract") under which (i) the holder will purchase from the Company on the Final Settlement Date or an earlier Acceleration Date, for an amount equal to the Stated Amount, initially one share of Common Stock of the Company, subject to adjustment under certain circumstances, if such purchase occurs on the Final Settlement Date or Mandatory Acceleration Date, or such lesser number of shares of Common Stock as may be payable if such purchase occurs on a Company Acceleration Date and (ii) the Company will pay the holder the Contract Fees, and (b) 7.5 % United States Treasury Notes ("Treasury Notes") having a principal amount equal to $37.50 per Security and maturing on the Final Settlement Date. In connection therewith, the Underwriters propose, subject to the terms and conditions stated herein, to purchase and Pledge to The First National Bank of Chicago, as collateral agent for the Company (the "Collateral Agent") Treasury Notes bearing interest at the rate of 7.5% per annum and maturing on October 31, 1999, having an aggregate principal amount of $375,000,000. The Company proposes to grant the Underwriters an option to purchase, subject to the terms and conditions stated herein, up to 1,500,000 additional 8.5% Premium Equity Redemption Cumulative Security Units - PERCS Units (the "Optional Securities") and, in the event any such Optional Securities are purchased, the Underwriters propose to purchase and Pledge to the Collateral Agent the additional Treasury Notes (having a principal amount equal to the Stated Amount times the number of Optional Securities to be purchased by the Underwriters upon the exercise of such option, and bearing an identical interest rate and maturity date) underlying such Optional Securities. The Firm Securities and any Optional Securities are herein called the "Securities." Capitalized terms used herein without definition shall be used as defined in the Purchase Contract Agreement to be dated as of the First Date of Delivery (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as Purchase Contract Agent (the "Agent").

              SunAmerica Capital Trust III, SunAmerica Capital Trust IV, SunAmerica Capital Trust V and SunAmerica Capital Trust VI (collectively, the "SunAmerica Trusts") and the Company have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 333-14201, 333-14201-01, 333-14201-02, 333-14201-03 and 333-14201-04)
and pre-effective Amendment Nos. 1 and 2 thereto, including a prospectus and prospectus supplement, covering the registration of securities of the Company and the SunAmerica Trusts (including the Securities and the Purchase Contracts and shares of Common Stock underlying the Purchase Contracts and certain prepaid stock purchase contracts of the Company (the "Prepaid Securities") to be issued pursuant to a Prepaid Securities Indenture to be dated as of the First Time of Delivery, as amended by a Supplemental Indenture to be dated as of November 6, 1996 specifically relating to the Prepaid Securities (as so amended, the "Prepaid Securities Indenture") between the Company and The Bank of New York, as trustee), under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act
(the "1933 Act Regulations"). Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the exhibits thereto and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") is referred to herein as the "Registration Statement;" and the final prospectus and the prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for confirming sales of the Securities, are collectively referred to herein as the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities
Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement. As used herein, the term "preliminary prospectus" shall be deemed to refer to the preliminary prospectus supplement specifically relating to the Securities and the prospectus used before the registration statement became effective.

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

              1. Representations and Warranties. (a) The Company represents and warrants to each of the Underwriters as follows:

                          (i) The Registration Statement (including the most recent post-effective amendment thereto, if any) has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                          (ii) (a) Each document filed or to be filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder, (b) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Registration
        Statement, since the later of the date it became effective and the date of the most recent post-effective amendment, if any, will not fail to reflect any facts or events which individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement as of such date, (c) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable Regulations of the Commission thereunder and 1933 Act (d) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(ii) do not apply to (A) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and qualification (Form T-1) under the Trust Indenture Act of 1939 as amended (the "Trust Indenture Act"), of the Trustees thereunder.

                          (iii)  This Agreement and the transactions
        contemplated hereby have been duly authorized, and this Agreement has been duly executed and delivered by the Company.

                          (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

                          (v) Each of SunAmerica Life Insurance Company, Anchor National Life Insurance Company, Resources Trust Company and Ford Life Insurance Company (together, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned (except for directors qualifying shares) directly or through subsidiaries, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                          (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to reservations, stock option agreements, employee benefit plans or the exercise of convertible securities which may be referred to in the Registration Statement and Prospectus); all of the issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights.

                          (vii)  None of the Company nor any of the
        Subsidiaries is in violation of its respective charter or bylaws, as applicable, or in default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or of any of the Subsidiaries is subject, or in violation of any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement to be dated as of the First Time of Delivery among the Company, The First National Bank of Chicago, as collateral agent for the Company, and the Agent (the "Pledge Agreement"), and the Prepaid Securities Indenture and the issuance and sale of the Securities, the issuance of the Prepaid Securities and the issuance and sale of the Common Stock upon settlement of the Securities and the Prepaid Securities, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any of the Subsidiaries or any applicable law, administrative regulation or administrative or court decree and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement and the Prepaid Securities Indenture or the issuance and sale of the Securities, the issuance of the Prepaid Securities or the issuance and sale of the Common Stock upon settlement of the Securities and the Prepaid Securities, except such as may be required by the securities or Blue Sky laws or insurance securities laws of the various states in connection with the offer and sale of the Securities or such as have been obtained.

                          (viii)  There are no legal or governmental
        proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or which are reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, or which would be reasonably likely to materially and adversely affect a material portion of the properties or assets thereof or which is reasonably likely to materially and adversely affect the consummation of this Agreement, the Purchase Contracts, the Purchase Contract Agreements or the Pledge Agreement or the transactions contemplated hereby or thereby; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, are, considered in the aggregate, not material; and there are no contracts or documents that are required to be filed as exhibits to the Registration Statement, by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations thereunder, that have not been filed as required, except that by the First Time of Delivery (as defined herein) the Company will file on Form 8-K this Agreement and certain other agreements relating to the Securities and the transactions contemplated hereby.

                          (ix) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are independent public accountants with respect to the Company and the subsidiaries of the Company as required by the 1933 Act and the 1933 Act Regulations promulgated thereunder.

                          (x)  The financial statements of the Company
        included or incorporated by reference in the Registration Statement or Prospectus present fairly the financial position of the Company and the consolidated subsidiaries of the Company as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the ratios of earnings to fixed charges and earnings to combined fixed charges (including preferred stock dividends) included in the Registration Statement or Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission; and the supporting schedules included or incorporated by reference in the Registration Statement or Prospectus present fairly the information required to be included therein.

                          (xi)  Since the respective dates as of which
        information is given in the Registration Statement and Prospectus, and except as otherwise stated or contemplated therein, (a) there has been no material adverse change and no development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (b) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries, considered as one enterprise, other than those entered into in the ordinary course of business and (c) except for regular quarterly dividends on Common Stock of the Company, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                          (xii) The Company and the Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state or federal regulatory agencies or bodies as are necessary to conduct the business as now conducted by them and as described in the Registration Statement or Prospectus, except where the failure to so possess such certificates, authorizations or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

                          (xiii) There are no holders of securities of the Company with currently exercisable registration rights to have any securities registered as part of the Registration Statement or included in the offering contemplated by this Agreement.

                          (xiv) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                          (xv) The Securities, including the Purchase
        Contracts constituting a part of the Securities, conform in all material respects to all statements relating to the Securities contained in the Prospectus and the Registration Statement and have been duly authorized by the Company and at the Time of Delivery will have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the Treasury Notes constituting part of the Securities are obligations of the United States Government and not of the Company, and except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                          (xvi) The shares (the "Shares") of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts or the Prepaid Securities upon settlement thereof, have been duly and validly authorized and reserved for issuance; such Shares, when issued and delivered in accordance with the provisions of (a) the Purchase Contract Agreement and the Pledge Agreement or (b) the Prepaid Securities Indenture, will be duly authorized, validly issued and fully paid and nonassessable and will conform in all material respects to the descriptions of the Common Stock contained in the Prospectus and the Registration Statement; and the issuance of such Shares are not subject to preemptive or other rights to subscribe for purchase of such Common Stock.

                          (xvii) The Prepaid Securities have been duly and validly authorized by the Company for issuance; such Prepaid Securities, when issued, executed, authenticated and delivered in accordance with the provisions of the Purchase Contract Agreement, the Pledge Agreement and the Prepaid Securities Indenture will be valid and binding agreements of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity). The Prepaid Securities Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

                          (xviii) The Pledge Agreement, the Purchase Contract Agreement, and the Prepaid Securities Indenture have been duly authorized, and at the Time of Delivery will have been duly executed and delivered by the Company, and, as of the Time of Delivery, assuming due authorization, execution and delivery by parties other than the Company thereunder, the Pledge Agreement, the Purchase Contract Agreement and the Prepaid Securities Indenture will be valid and binding agreements of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability
        (regardless of whether considered in a proceeding at law or in equity). The Pledge Agreement, the Purchase Contract Agreement and the Prepaid Securities Indenture will conform in all material respects to the descriptions thereof contained in the Prospectus and the Registration Statement.

                          (xix) No "forward looking statement" (as defined in Rule 175 under the Act) contained in the Registration Statement, any Preliminary Prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

                          (xx) The Company recognizes and acknowledges for all purposes of this Agreement that the only information relating to any Underwriter furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus consists of the last paragraph on the cover page of the Prospectus Supplement, and the names of the Underwriters, the second paragraph and the last paragraph under the caption "Underwriters" in the Prospectus Supplement.

              2. Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in the Representatives' judgment is advisable. The terms of the public offering of the Securities are set forth in the Prospectus.

              3. Purchase and Sale. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase, the Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities, the Company agrees to sell, and each of the Underwriters, severally and not jointly, agrees to purchase, that number of additional Optional Securities as to which such election has been exercised (to be adjusted by you to eliminate fractional Securities) determined by multiplying such number of additional Securities by a fraction, the numerator of which is the maximum number of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities set forth in total opposite the names of all such Underwriters in
Schedule I hereto.

              The Company hereby grants to the Underwriters the right to purchase at their election up to 1,500,000 additional Securities, for the sole purpose of covering overallotments in the sale by such Underwriters of Firm Securities. Any such election to purchase such Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of such Optional Securities to be purchased and the date on which the Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

              The Underwriters agree to purchase at the direction of the Company the Treasury Notes underlying the Securities to be purchased by the Underwriters. The Treasury Notes will be pledged to the Collateral Agent to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Such Pledge shall be effected by the transfer to the Collateral Agent by Federal Reserve Bank-Wire of the Treasury Notes to be Pledged at the appropriate Time of Delivery (as defined below) in accordance with the Pledge Agreement.

              4. Purchase and Delivery. Certificates in definitive or temporary form for the Securities to be purchased by the Underwriters hereunder, and in such denominations and registered in such names as Morgan Stanley & Co. Incorporated ("Morgan Stanley") may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriter, against the delivery to the Collateral Agent of the Treasury Notes relating to such Securities by such Underwriter or on its behalf. At such same time the Company will pay to you Underwriters' commissions in the amount of $1.03 per Security plus $1.6808722 per Security, resulting in a net payment of $2.7108722 per Security, plus, in the case of Optional Securities, any accrued interest from the First Time of Delivery to the Second Time of Delivery, in same-day funds, all at the office of Morgan Stanley, 1585 Broadway, New York, New York 10036. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York time, on November 6, 1996, or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase additional Optional Securities, or such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery," such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date of delivery is herein called a "Time of Delivery." Unless otherwise instructed by Morgan Stanley in the request referred to above, such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at the office of Morgan Stanley, 1585 Broadway, New York, New York 10036.

              5. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

              (a) To furnish the Representatives, without charge, a conformed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, prior to 5:00 p.m. New York City time on the Business Day next succeeding this Agreement and during the period mentioned in paragraph (c) below, in each case without charge, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

              (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably objects.

              (c) If, during such period after the first date of the public offering of the Securities as the Prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

              (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws or insurance securities laws of such jurisdictions as the Underwriters shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Securities by the National Association of Securities Dealers, Inc., if any.

              (e) To make generally available to the Company's security holders and to the Underwriters as soon as practicable an earnings statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the 1933 Act and the 1933 Act Regulations.

              (f) During the period mentioned in paragraph (c) above, to advise the Underwriters promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose.

              (g) To use its best efforts to list, subject to notice of issuance, the Securities and the Shares on the New York Stock Exchange and to cause the Securities to be registered under the 1934 Act.

              (h) To reserve and keep available at all times, free of liens and adverse claims, sufficient shares of Common Stock to satisfy any obligations to issue Shares upon settlement of the Purchase Contracts and pursuant to the Prepaid Securities Indenture.

              (i) Not to, and to cause its subsidiaries not to, without the prior written consent of the Representatives, directly or indirectly, for a period of 60 days after the date of the Prospectus, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Securities, Purchase Contracts, Prepaid Securities or Common Stock or any Securities of the Company similar to the Securities, Purchase Contracts, Prepaid Securities or Common Stock or any securities convertible into or exchangeable or exercisable for any Securities, Purchase Contracts, Prepaid Securities or Common Stock; provided, however, that such restrictions shall not affect the ability of the Company or its subsidiaries to take any such action (i) as a consequence of obligations under securities outstanding prior to the date of the Prospectus, (ii) in connection with any employee benefit or incentive plan of the Company or its subsidiaries or (iii) in connection with the offering of the Securities.

              6. Expenses. The Company will pay (i) all expenses incident to the performance of its obligations under this Agreement, (ii) the expenses of printing all documents relating to the offering and of the mailing and delivering of copies thereof to the Underwriters, (iii) any fees charged by investment rating agencies for rating the Securities and (iv) the fees and expenses incurred in connection with the listing of the Securities, and the Shares on the New York Stock Exchange.

              7. Conditions to Closing. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

              (a) No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

              (b) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

              (c) The Representatives shall have received on the Time of Delivery a certificate, dated the Time of Delivery and signed by an executive officer of the Company, to the effect set forth in clauses (a) and (b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Time of Delivery and that the Company has complied with all of the agreements and satisfied all of the obligations on its part to be performed or satisfied on or before the Time of Delivery.

              The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

              (d) The Representatives shall have received on the Time of Delivery opinions of Piper & Marbury L.L.P., Maryland counsel to the Company, Susan L. Harris, Esq., Senior Vice President and General Counsel--Corporate Affairs for the Company, and Davis Polk & Wardwell, special counsel to the Company, dated the Closing Date, to the effect set forth in Exhibits A, B and C, respectively. In giving such opinion, Ms. Harris may rely, as to matters governed by laws other than the laws of the State of California and the federal law of the United States of America, on an opinion or opinions of Davis Polk & Wardwell and Piper & Marbury L.L.P., and Davis Polk & Wardwell may rely, as to matters governed by laws other than the laws of the State of New York and the federal law of the United States of America, on an opinion of Piper & Marbury L.L.P., in each case so long as such opinion shall be dated the Time of Delivery and in form and substance satisfactory to the Representatives, and shall expressly permit the Underwriters to rely thereon as if such opinion were addressed to Underwriters.

              (e) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, as you may reasonably request, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

              (f) The Representatives shall have received on the date hereof and at each Time of Delivery a letter, dated the date hereof or the Time of Delivery, respectively, in form and substance satisfactory to the Representatives, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters in accordance with AICPA standards, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

              (g) The Securities and the Shares to be issued pursuant to the Purchase Contract Agreement or the Prepaid Securities Indenture shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

              (h) On each Time of Delivery, (i) the Securities shall have a rating of at least "Baa2" from Moody's Investors Service, Inc. and at least "A-" from Standard & Poor's Corporation as evidenced in a letter from such rating agencies or by other evidence satisfactory to the Underwriters and (ii) no securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization and the Company shall have delivered to the Representatives a letter from such rating agency (or other evidence satisfactory to the Representatives), confirming that the Securities have such ratings.

                    (i) The Representatives shall have received a letter from Mr. Eli Broad, substantially as set forth in the Prospectus in the last sentence of the fourth paragraph under the caption "Underwriting," and such letter shall remain in effect and no terms thereof shall have been violated.

              8. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by any Underwriter in writing through the Representatives expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to such purchase, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. This indemnity will be in addition to any liability which the Company may otherwise have.

              Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company by any Underwriter in writing through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. This indemnity will be in addition to any liability which the Underwriters may otherwise have.

              In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              If the indemnification provided for in the first or second paragraph in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as (i) in the case of the Company, the Price to Public less Underwriting Discounts and Commissions (before deducting expenses) or (ii) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bears to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities purchased by each of such Underwriters and not joint.

              The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              The indemnity and contribution provisions contained in this
Section 8 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

              9. Termination. This Agreement (or, in the case of any Time of Delivery subsequent to the First Time of Delivery, the parties obligations with respect to the Optional Securities pursuant to Section 4 hereof) shall be subject to termination, by notice given by the Representatives to the Company, if (a) after the execution and delivery of this Agreement and prior to any Time of Delivery (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse, or (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

              10. Defaulting Underwriters. If, on any Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names set forth in Schedule I hereto above bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement on a Time of Delivery be increased pursuant to this Section 10 by a number in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the First Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Securities to be purchased on such date and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the First Time of Delivery but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Second Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Securities to be purchased on such date and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Securities to be purchased on such date or (ii) purchase not less than the number of Securities that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

              If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Securities. Nothing in the foregoing sentence shall limit the Company's obligations to pay expenses as provided in Section 6.

              11. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by Morgan Stanley as the lead Representative of the Underwriters.

              All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail to Morgan Stanley as the lead representative, at 1585 Broadway, New York, N.Y. 10036, Attention: Legal Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to it at SunAmerica Inc., 1 SunAmerica Center, 1999 Avenue of the Stars, Century City, Los Angeles, California 90067-6022; Attention: Susan Harris; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

              12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

              13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

              14. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

              15. Acknowledgment. The Company and the Underwriters acknowledge that Davis Polk & Wardwell, which is acting as special counsel to the Company in connection with the offer and sale of the Securities, also acts as counsel from time to time to one or more of the Underwriters in connection with unrelated matters. The Company and the Underwriters consent to Davis Polk & Wardwell so acting as special counsel to the Company. The Company and the Underwriters also acknowledge that Skadden, Arps, Slate, Meagher & Flom LLP, which is acting as counsel to the Underwriters in connection with the offer and sale of the Securities, also acts as counsel from time to time to the Company and certain of its affiliates in connection with unrelated matters. The Company and the Underwriters consent to Skadden, Arps, Slate, Meagher & Flom LLP so acting as counsel to the Underwriters.

              16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

              If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                      Very truly yours,

                                      SUNAMERICA INC.


                                      By: /s/ James Belardi
                                          -------------------------------
                                          Name:  James Belardi
                                          Title: Executive Vice President


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
GOLDMAN, SACHS & CO.
SMITH BARNEY INC.
     Acting severally on behalf of
     themselves and the several
     Underwriters named on Schedule I hereto


By:  Morgan Stanley & Co. Incorporated



By:  /s/ Glen Robson
     -------------------------------
     Vice President



                                  SCHEDULE I



                                                                 NUMBER OF
                                                                 OPTIONAL
                                                 TOTAL NUMBER    SECURITIES TO
                                                 OF FIRM         BE DELIVERED
                                                 SECURITIES      IF MAXIMUM
                                                 TO BE           OPTION
Underwriter                                      DELIVERED       EXERCISED
-----------                                      ------------    -------------

Morgan Stanley & Co. Incorporated                  1,518,150         227,724
Merrill Lynch, Pierce, Fenner & Smith              1,518,150         227,722
            Incorporated
Goldman, Sachs & Co.                               1,518,150         227,722
Smith Barney Inc.                                  1,518,150         227,722
Advest, Inc.                                         178,500          26,775
Sanford C. Bernstein & Co., Inc.                     178,500          26,775
Dain Bosworth Incorporated                           178,500          26,775
Dean Witter Reynolds Inc.                            357,100          53,565
Donaldson, Lufkin & Jenrette
  Securities Corporation                             357,100          53,565
A.G. Edwards & Sons, Inc.                            357,100          53,565
EVEREN Securities, Inc.                              178,500          26,775
First Albany Corporation                             178,500          26,775
Interstate/Johnson Lane Corporation                  178,500          26,775
Janney Montgomery Scott Inc.                         178,500          26,775
Legg Mason Wood Walker, Incorporated                 178,500          26,775
McDonald & Company Securities, Inc.                  178,500          26,775
Morgan Keegan & Company, Inc.                        178,500          26,775
Oppenheimer & Co., Inc.                              357,100          53,565
Piper Jaffray Inc.                                   178,500          26,775
The Robinson-Humphrey Company, Inc.                  178,500          26,775
Wedbush Morgan Securities                            178,500          26,775
Wheat, First Securities, Inc.                        178,500          26,775
                                                  ----------       ---------
      Total                                       10,000,000       1,500,000
                                                  ==========       =========



                                                                     Exhibit A

                  Opinion of Maryland Counsel for the Company

                  The opinion of Piper & Marbury L.L.P., Maryland counsel for the Company, to be delivered pursuant to Section 7(d) of the Underwriting Agreement, shall be limited to the laws of the State of Maryland and shall be to the effect that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws under the State of Maryland; and the Company has the corporate power under the laws of the State of Maryland and under its charter to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

                  (ii) each of the Purchase Contract Agreement, the Purchase Contracts, the Pledge Agreement, the Prepaid Securities Indenture, the Prepaid Securities and the Underwriting Agreement has been duly authorized and each of the Purchase Contract Agreement, the Purchase Contracts, the Pledge Agreement, the Prepaid Securities Indenture and the Underwriting Agreement has been duly executed by the Company;

                  (iii) the Securities, including the Purchase Contracts constituting a part of the Securities, have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the Treasury Notes constituting part of the Securities are obligations of the United States Government and not of the Company, and except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity);

                  (iv) the statements in the Prospectus under the caption "Description of Capital Stock" insofar as such statements constitute summaries of the legal matters or charter documents referred to therein, fairly present the matters referred to therein;

                  (v) the execution and delivery of each of the Underwriting Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement and the Prepaid Securities Indenture, and the consummation of the transactions contemplated therein, will not result in any violation of the provisions of the charter or by-laws of the Company or, any material applicable law, administrative regulations or administrative or court decree applicable to the Company (except that no opinion need be expressed with respect to Maryland securities or Blue Sky laws);

                  (vi) the Prepaid Securities have been duly authorized by the Company and, when issued, executed, authenticated and delivered in accordance with the Prepaid Securities Indenture the Purchase Contract Agreement and the Pledge Agreement, will be valid and binding agreements of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  (vii) the shares of Common Stock issuable upon settlement of the Securities and the Prepaid Securities have been duly authorized and reserved for issuance and such shares, when issued and delivered by the Company in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement, in the case of the Securities, or the Prepaid Securities Indenture, in the case of the Prepaid Securities, will be validly issued, fully paid and nonassessable and the issuance of such shares is not subject to any preemptive or other similar rights arising by law;

                  (viii) the forms of certificates used to evidence the Securities, the Prepaid Securities and the Shares comply with all applicable statutory requirements; and

                  (ix) the Company's Restated Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation on October 3, 1991 represented on such date the true, correct and complete articles of incorporation, as amended, governing the Company.



                                                                     Exhibit B

                      Opinion of Counsel for the Company

                  The opinion of Susan L. Harris, Senior Vice President and General Counsel--Corporate Affairs of the Company, to be delivered pursuant to
Section 7(d) of the Underwriting Agreement shall be to the effect that:

                  (i) to the best of such counsel's knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, on the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise;

                  (ii) the authorized, issued and outstanding capital stock of the Company is correctly set forth in the Prospectus under "Description of Capital Stock" as of September 30, 1996;

                  (iii) each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and Prospectus, it being understood that, as to each Subsidiary the foregoing opinion is based solely on a certificate dated as of a recent date of an appropriate official of the jurisdiction of incorporation of such subsidiary and, as applicable, a letter from CT Corporation System dated as of a recent date as to the good standing of such Subsidiary in such jurisdiction, copies of which will be delivered to the Representatives on the date of such opinion; nothing has come to the attention of such counsel to lead such counsel to believe that any of SunAmerica Life Insurance Company or Anchor National Life Insurance Company is not duly qualified as a foreign corporation to transact business or is not in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; to the best of such counsel's knowledge and information, all of the issued and outstanding capital stock of each Subsidiary is owned (except for directors qualifying shares), directly or through subsidiaries, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                  (iv) to the best of such counsel's knowledge and information, the issuance and delivery of the Securities and the Prepaid Securities and the Common Stock issuable upon settlement of the Securities and the Prepaid Securities, the execution and delivery of this Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement, and the Prepaid Securities Indenture and the consummation of the transactions contemplated herein and therein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the charter or by-laws of the Company and the Subsidiaries or any material applicable law, administrative regulation or administrative or court decree; and, to the best of such counsel's knowledge and information, no authorization, consent, or approval of, or other order by any court or administrative or governmental authority or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Purchase Contracts, the Purchase Contract Agreement, the Pledge Agreement and Prepaid Securities Indenture, or for the issuance and sale of the Securities or the Prepaid Securities, except such as may be required by the 1933 Act or the 1933 Act Regulations, the securities or Blue Sky laws or insurance securities laws of the various states or except such as have been obtained;

                  (v) to the best of such counsel's knowledge and information, there are no statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not described as required and there are no legal or governmental proceedings pending or threatened which are required to be described in the Registration Statement or the Prospectus, other than those disclosed therein;

                  (vi) to the best of such counsel's knowledge and information there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto, other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects and, to the best of such counsel's knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage loan agreement, note, lease or other instrument so described, referred to or filed, which default could have a material adverse effect on the Company and its subsidiaries considered as one enterprise;

                  (vii) (1) such counsel is of the opinion that each document, if any, filed pursuant to the 1934 Act and incorporated by reference in the Prospectus at the time it was filed or last amended (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive in all material respects to the requirements of the 1934 Act and the applicable rules and regulations of the Commission thereunder, (2) nothing has come to the attention of such counsel that would lead such counsel to believe that (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein and except for the parts of the Registration Statement that constitute the Form T-1s, as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective and as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) such counsel is of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of the Time of Delivery (except in each case for financial statements, supporting schedules and other financial data included or incorporated by reference therein and except for the parts of the Registration Statement that constitute the Form T-1s, as to which such counsel need not express any opinion), appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder and (4) nothing has come to the attention of such counsel that would lead such counsel to believe that (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein and except for the parts of the Registration Statement that constitute the Form T-1s, as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (viii) the Registration Statement is effective under the 1933 Act, and to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for such purpose are pending before or threatened by the Commission.

                  With respect to the foregoing paragraph, such counsel may state that her opinion and belief are based upon her participation in the preparation of the Registration Statement and Prospectus and any amendments, supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.


                                                                     Exhibit C

                  Opinion of Special Counsel for the Company

                  The opinion of Davis Polk & Wardwell, special counsel to the Company, to be delivered pursuant to Section 7(d) of the Underwriting Agreement, shall be to the effect that:

                  (i) The statements in the Prospectus under the captions "Description of the Securities," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement," "Description of the Prepaid Securities," "Certain United States Federal Income Tax Considerations," and "United States State and Local Tax Considerations," insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly summarize, in all material respects, such legal matters or documents.

                  (ii) Nothing has come to the attention of such counsel that would lead such counsel to believe that (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein and except for those parts of the Registration Statement that constitute the Form T-1s, as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective and as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) such counsel is of the opinion that the Registration Statement as of its effective date and the Prospectus as of the date of such opinion (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein, and except for those parts of the Registration Statement that constitute the Form T-1s, as to which such counsel need not express any opinion) appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder and (3) nothing has come to the attention of such counsel that would lead such counsel to believe that (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein and except for those parts of the Registration Statement that constitute the Form T-1s, as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) The Prepaid Securities Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; the Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (iv) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (v) To the best of such counsel's knowledge and information, no authorization, consent or approval of, or other order by, any New York State or federal court or New York State or federal administrative or governmental authority or agency is required for the issuance and sale of the Securities and the issuance of the Prepaid Securities or the issuance and sale of the Shares by the Company pursuant to the terms of the Prepaid Securities Indenture or the Pledge Agreement and Purchase Contract Agreement, except such as may be required under the 1933 Act, the 1934 Act or by the securities or Blue Sky laws or insurance securities laws of the various states or except such as have been obtained.

                  (vi) Assuming that the Purchase Contract Agreement, the
            Pledge Agreement, the Purchase Contracts underlying the Securities being delivered at the Time of Delivery, the Securities, the Prepaid Securities Indenture and the issuance of the Prepaid Securities in accordance with the terms of the Prepaid Securities Indenture or the Purchase Contract Agreement, have been duly authorized, executed and delivered by the Company under Maryland law, each is a valid and binding agreement of the Company (and together the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts create, to the extent provided therein, a valid interest of the holders of the Securities in the Treasury Notes) enforceable against the Company in accordance with its terms, except (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability; provided, however, that based on a review of applicable case law, upon the occurrence of a Termination Event, Section 365(e)(2) of the Bankruptcy Code (11 U.S.C. Section Section 101-1330, as amended) should not substantively limit the provisions of Sections
            4.02 and 5.09 of the Purchase Contract Agreement and Section 4(a) of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in the Treasury Notes; provided, however, that procedural restrictions respecting relief from the automatic stay under
            Section 362 of the Code may affect the timing of the exercise of such rights and remedies.

                  (vii) Assuming that (1) the Pledge Agreement has been duly authorized, executed and delivered by the Agent on behalf of each of the holders of the Securities ("Holders"), (2) the Agent is duly incorporated and validly existing under the laws of the state of its incorporation, (3) the Agent and each of the Holders has full power, authority and legal right (including, without limitation, any legal right dependent upon there being no necessary governmental approvals or filings and no conflict with laws, governing documents or contracts) to make and perform its obligations under the Pledge Agreement, (4) the Pledge Agreement is the legal, valid, binding and enforceable obligation of the Agent on behalf of each of the Holders, and (5) the Agent and each Holder has sufficient rights in the Treasury Notes for the security interest of the Collateral Agent for the benefit of the Company to attach, the "transfer" (within the meaning of Section 8-313 of the UCC) of the Treasury Notes to the Collateral Agent for the benefit of the Company, together with the Pledge Agreement, will create a valid and perfected Security interest in such Treasury Notes to secure the obligations of the Holders under the Purchase Contracts, subject to customary qualifications reasonably acceptable to the Representatives. References to (x) the "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York and (y) "Financial Intermediary" shall mean The First National Bank of Chicago acting solely in its capacity as a "depositary" as defined in 31 C.F.R.
            Section 306 or similar federal regulations governing the transfer of U.S. Government book-entry securities. "Transfer" of the Treasury Notes to the Collateral Agent for the benefit of the Company will occur upon the latest of (1) the making by The Federal Reserve Bank of New York of appropriate entries transferring such Treasury Notes on its books and records to the book-entry account of the Financial Intermediary at The Federal Reserve Bank of New York and (2) the sending of a confirmation by the Financial Intermediary to the Collateral Agent for the benefit of the Company of the purchase by the Collateral Agent for the benefit of the Company of such Treasury Notes and the identification by book-entry by the Financial Intermediary of such Treasury Notes as belonging to the Collateral Agent for the benefit of the Company.

                  With respect to the opinion set forth in paragraph (ii), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified.